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                                   EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-23163, 33-28028, 33-33048 and 333-90069) of
Albany International Corp. of our report dated January 25, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 25, 2001 relating to the financial statement schedule, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers LLP
Albany, New York
March 22, 2001